EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITOR


         I hereby consent to the use in the Prospectus constituting part of This Registration Statement on Form SB-2 of my report dated February 20, 1999 relating to the financial statements of Pick-Ups Plus, Inc. I also consent to the reference to me under the heading "Experts" in such Prospectus.


/S/ Robert S. White
--------------------
Robert S. White
Certified Public Accountant
Cincinnati, Ohio
NOVEMBER 24, 2000